As filed with the Securities and Exchange Commission on July 14, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kennedy-Wilson Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0508760
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9701 Wilshire Boulevard, Suite 700

Beverly Hills, California 90212

(310) 887-6400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. McMorrow

Chief Executive Officer

Kennedy-Wilson Holdings, Inc.

9701 Wilshire Boulevard, Suite 700

Beverly Hills, California 90212

(310) 887-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Julian T.H. Kleindorfer

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

(213) 485-1234

Fax: (213) 891-8763

(Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.0001 par value per share	4,800,000	$12.25	$58,800,000	$6,827

(1)	Includes an indeterminate number of shares of common stock which we may issue by way of a stock dividend, stock split, stock combination, recapitalization or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 based upon a $12.25 per share average of high and low prices of the registrant’s common stock on the New York Stock Exchange on July 12, 2011.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITYHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject To Completion, Dated July 14, 2011

Preliminary Prospectus

4,800,000 Shares of Common Stock

KENNEDY-WILSON HOLDINGS, INC.

Common Stock

This prospectus relates to the potential resale from time to time by the selling securityholders identified under the heading “Selling Securityholders” on page 11 of some or all of 4,800,000 shares of our common stock, or the securities. The registration of the securities covered by this prospectus does not necessarily mean that any of the securities will be offered or sold by the selling securityholders.

We will receive no proceeds from any resale of the shares of common stock, but we have agreed to pay certain registration expenses.

The selling securityholders and their successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information.

Our common stock is listed on the New York Stock Exchange under the trading symbol “KW.” On July 12, 2011, the last sale price of our common stock as reported on the New York Stock Exchange was $12.26 per share.

Our principal executive offices are located at 9701 Wilshire Boulevard, Suite 700, Beverly Hills, California and our telephone number is (310) 887-6400.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN ANY PROSPECTUS SUPPLEMENT RELATING TO SPECIFIC OFFERINGS OF SECURITIES AND IN OTHER DOCUMENTS THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2011

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. Neither we nor the selling securityholders have authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks incorporated by reference in this prospectus, including the risk factors set forth in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the risks occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks incorporated by reference in this prospectus. For more information, see the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information By Reference.”

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the SEC. Under this shelf registration process, the selling securityholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under this shelf registration process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling securityholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act of 1933, as amended, or Securities Act, with respect to the offered securities. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred to you in “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” below. You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling securityholders have authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation.

Unless otherwise stated or the context otherwise requires, as used in this prospectus, the words “we,” “us,” “our” or the “company” refer to Kennedy-Wilson Holdings, Inc. and its subsidiaries.

KENNEDY-WILSON HOLDINGS, INC.

Our Company

Founded in 1977, we are a diversified, international real estate investment and services firm. We are a vertically-integrated real estate operating company with approximately 300 professionals in 22 offices throughout the U.S. and Japan. As of March 31, 2011, we manage over 40 million square feet of properties for institutional clients and individual investors in the U.S. and Japan, including 12,906 multifamily apartment units. In addition, we hold equity investments in these 12,906 multifamily apartment units.

We have an integrated business model in which our services and investments segments complement each other and drive business across the platform. Our clients consist of a broad range of financial institutions (including banks and insurance companies) and real estate owners who require a full complement of real estate services. We believe that our service business and our established network of industry relationships allow us access to off-market investments, which we source primarily from banking institutions. In 2010, approximately 85% of our closed deals, many of which originated from distressed situations at the seller, were sourced directly from banks as opposed to competitive auction processes.

Our Business Segments

We operate in two core business segments: KW Services and KW Investments. KW Services provides a full array of real estate-related services to investors and lenders, with a strong focus on financial institution based clients. KW Investments invests our capital and our equity partners’ capital in multifamily, residential and office properties as well as loans secured by real estate.

KW Services

KW Services offers a comprehensive line of real estate services for the full lifecycle of real estate ownership and investment to clients that include financial institutions, developers, builders and government agencies. KW Services has three business lines: auction and conventional sales, property services and investment management. These three business lines generate revenue for us through commissions and fees.

Since our inception, we have sold more than $10 billion of real estate through our auction platform and are considered one of the leaders in auction marketing, conducting live and online auctions. The auction group executes accelerated marketing programs for all types of residential and commercial real estate. In 2010, we auctioned and conventionally sold over 40 projects in three countries and 20 states including California, Washington, Hawaii, Oregon, Texas, Nevada, Florida, Georgia, and North Carolina.

As of March 31, 2011, we manage over 40 million square feet of properties for institutional clients and individual investors in the U.S. and Japan, including 12,906 apartment units in which we own interests. With 22 offices throughout the U.S. and Japan, including five regional hubs, we have the capabilities and resources to provide property services to real estate owners as well as the experience as a real estate investor to understand client concerns.

Through our investment management business, we provide acquisition, asset management and disposition services to our equity partners as well as to third parties.

Additionally, KW Services plays a critical role in supporting the company’s investment strategy by providing local market intelligence and real-time data for evaluating and valuing investments, generating proprietary transaction flow and creating value through efficient implementation of asset management or repositioning strategies.

KW Investments

We invest our capital and our equity partners’ capital in real estate assets through joint ventures, separate accounts and commingled funds. We are typically the general partner in these investment vehicles with ownership interests ranging from approximately 5%-50% of the total equity investment in such vehicles. Our equity partners include financial institutions, foundations, endowments, high net worth individuals and other institutional investors. We generally get promoted interests in the profits of our investments beyond our ownership percentage.

Our investment philosophy is based on three core fundamentals:

•	significant proprietary deal flow from an established network of industry relationships, particularly with financial institutions;

•	focus on a systematic research process with a disciplined approach to investing; and

•	superior in-house operating execution.

Our primary investment markets include California, Washington, Hawaii and Japan, which we have identified as areas with dense populations, high barriers to entry, scarcity of land and supply constraints. We typically focus on the following opportunities:

•	real estate owners or lenders seeking liquidity;

•	under-managed or under-leased assets; and

•	repositioning opportunities.

Our principal executive offices are located at 9701 Wilshire Boulevard, Suite 700, Beverly Hills, CA 90212 and our telephone number is (310) 887-6400. Our website is http://www.kennedywilson.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with respect to the securities offered in this prospectus with the SEC in accordance with the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document that is filed as an exhibit to the registration statement. Each statement concerning a document that is filed as an exhibit should be read along with the entire document. We also file annual, quarterly and current reports and other information with the SEC. For further information regarding us and the securities offered in this prospectus, we refer you to the registration statement and its exhibits and schedules, which may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also read and copy our reports and other information filed with the SEC at the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

Our corporate website is http://www.kennedywilson.com. The information contained in, or that can be accessed through, our website is not part of this prospectus and should not be relied upon in determining whether to purchase our securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make, including any filings filed after the date of the initial registration statement that this prospectus forms a part of and prior to the effectiveness of such registration statement, with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering covered by this prospectus.

•	Our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 14, 2011 (File No. 001-33824);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as filed with the SEC on May 9, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on March 28, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on April 7, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on April 13, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on June 1, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on June 24, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on June 29, 2011 (File No. 001-33824); and

•

The description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on March 18, 2010 (File No. 001-32824), including any amendments or reports filed for purpose of updating such description.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the SEC, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:

Kennedy-Wilson Holdings, Inc.

9701 Wilshire Boulevard, Suite 700

Beverly Hills, CA 90212

(310) 887-6400

Attn: Secretary

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made by us in this prospectus and in other reports and statements released by us that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21 of the Securities Exchange Act. These forward-looking statements are necessary estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. For a discussion of factors that could impact our future results, performance or transactions, please carefully read the section entitled “Risk Factors” above. Such factors include:

•	disruptions in general economic and business conditions, particularly in geographies where our business may be concentrated;

•

the continued volatility and disruption of the capital and credit markets, higher interest rates, higher loan costs, less desirable loan terms and a reduction in the availability of mortgage loans and mezzanine financing, all of which could increase costs and could limit our ability to acquire additional real estate assets;

•	continued high levels of, or increases in, unemployment and general slowdowns in commercial activity;

•	our leverage and ability to refinance existing indebtedness or incur additional indebtedness;

•	an increase in our debt service obligations;

•	our ability to generate a sufficient amount of cash from operations to satisfy working capital requirements and to service our existing and future indebtedness;

•	our ability to achieve improvements in operating efficiency;

•	foreign currency fluctuations;

•	adverse changes in the securities markets;

•	our ability to retain our senior management and attract and retain qualified and experienced employees;

•	our ability to attract new user and investor clients;

•	our ability to retain major clients and renew related contracts;

•	trends in use of large, full-service commercial real estate providers;

•	changes in tax laws in the United States or Japan that reduce or eliminate deductions or other tax benefits we receive;

•	future acquisitions may not be available at favorable prices or upon advantageous terms and conditions; and

•	costs relating to the acquisition of assets we may acquire could be higher than anticipated.

Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed above. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

ABOUT THIS OFFERING

The securities offered in this prospectus relate to the potential resale of 4,800,000 shares of our common stock. The 4,800,000 shares of common stock were issued in a private placement on June 30, 2011 at an aggregate offering price of $51,360,000 to four “accredited investors,” as defined in Regulation D under the Securities Act. In connection with the private placement, we agreed to file this registration statement to register the shares of our common stock purchased by the investors.

USE OF PROCEEDS

This prospectus relates to the securities that may be offered and sold from time to time by the selling securityholders who will receive all of the proceeds from any sale of the securities. We will not receive any of the proceeds from any sales of the securities by the selling securityholders. However, we will pay the registration expenses, which we estimate to be approximately $60,000.

DESCRIPTION OF COMMON STOCK

This prospectus contains a summary description of the common stock that the selling securityholders may offer and sell from time to time. This summary description is not meant to be a complete description of our common stock.

Our second amended and restated certificate of incorporation authorizes the issuance of 125,000,000 shares of common stock, par value $.0001. As of July 12, 2011, 44,974,706 shares of common stock were issued and outstanding. Holders of common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our second amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding shares of preferred stock. Our common stock has no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Our board of directors is divided into three classes, each of which generally serve for a term of three years with only one class of directors being elected in each year. A plurality of the votes cast at a stockholders meeting is sufficient to elect any director into office. There is no cumulative voting with respect to the election of directors.

For additional information regarding our common stock, see the description of our common stock contained in our Registration Statement on Form 8-A, incorporated by reference herein.

SELLING SECURITYHOLDERS

When we refer to the “selling securityholders” in this prospectus we mean the persons listed in the table below and any successors, including transferees thereof. The selling securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. The selling securityholders initially acquired shares of our common stock in a private placement transaction in 2011. See “About this Offering” above. The selling securityholders may sell any or all of the shares of our common stock offered under this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

We do not know when or in what amounts the selling securityholders may offer securities for sale, if at all. It is possible that the selling securityholders will not sell any or all of the shares offered under this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this prospectus and because we have been advised that there are currently no agreements, arrangements or understanding with respect to the sale of any such securities, we cannot estimate the number of securities that will be held by the selling securityholders after the completion of this offering. Solely for purposes of the table below, we have assumed that the selling securityholders will sell all of the securities held by them and therefore would hold no securities following the offering and hold zero percentage of the securities following the offering. The percentage of beneficial ownership is based on 44,974,706 shares of our common stock outstanding as of July 12, 2011.

Name	Shares of Common Stock Beneficially Owned Prior to the Offering	Maximum Shares of Common Stock Being Offered Hereby		Shares of Common Stock Owned After the Offering(1)
				Shares	Percent
Fidelity Devonshire Trust: Fidelity Large Cap Value Fund(2)	680,000	680,000		—	—
Fidelity Capital Trust: Fidelity Value Fund(2)	4,491,450	3,687,914		803,536	—
Fidelity Advisor Series I: Fidelity Advisor Value Fund(2)	39,010	32,086		6,924	—
Fairfax Financial Holdings Limited(3)	11,500,074	400,000	(4)	11,100,074	19.8%

(1)	For purposes of this table only, we have assumed that the selling securityholders will sell all of their shares offered pursuant to this prospectus.
(2)	Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,210,460 shares of Kennedy-Wilson Holdings, Inc. (“the Company”) as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 5,210,460 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.
(3)	Includes shares issuable upon conversion of the 100,000 shares of our series A preferred stock and 32,550 shares of our series B preferred stock acquired by subsidiaries of Fairfax Financial Holdings Limited (“Fairfax”) in 2010. V. Prem Watsa, Chairman and Chief Executive Officer of Fairfax, controls The Sixty Two Investment Company Limited, or Sixty Two, which owns subordinate and multiple voting shares representing approximately 44.2% of the total votes attached to all classes of shares of Fairfax. Mr. Watsa himself beneficially owns or controls additional subordinate voting shares which, together with the shares owned by Sixty Two, represent approximately 44.9% of the total votes attached to all classes of Fairfax’s shares. The address for Fairfax is 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada M5J 2N7.
(4)	Represents 400,000 shares held by Odyssey Reinsurance Company and its subsidiaries. Odyssey Reinsurance Company is a subsidiary of Fairfax.

PLAN OF DISTRIBUTION

The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)	privately negotiated transactions;

(f)	short sales;

(g)	through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h)	through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

(i)	one or more underwritten offerings on a firm commitment or best efforts basis; and

(j)	any combination of any of these methods of sale.

The selling securityholders may also transfer the securities by gift. We do not know of any arrangements by the selling securityholders for the sale of any of the securities.

The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling securityholders may also sell the securities in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. The number of a selling securityholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling securityholder’s securities will otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling securityholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders’ securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into options or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We have agreed to indemnify in certain circumstances the selling securityholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

The securities offered hereby were originally issued to the selling securityholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the securities under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until the earliest time as one of the following shall have occurred: (i) a registration statement covering such securities has been declared, effective by the Commission and all such securities have been disposed of pursuant to such effective registration statement or unless such securities were issued pursuant to an effective registration statement, (ii) such securities have been publicly sold under Rule 144, (iii) all such securities may be sold in one transaction pursuant to Rule 144 or (iv) such securities have been otherwise transferred in a transaction that constitutes a sale thereof under the Securities Act. We have agreed to pay all expenses in connection with this offering, but not including underwriting discounts, concessions, commissions or fees of the selling securityholders or any fees and expenses of counsel or other advisors to the selling securityholders.

We will not receive any proceeds from sales of any securities by the selling securityholders.

We cannot assure you that the selling securityholders will sell all or any portion of the securities offered hereby.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Latham and Watkins LLP.

EXPERTS

The consolidated financial statements of Kennedy-Wilson Holdings, Inc. and the related financial statement schedule as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and, with respect to the 2009 financial statements of KW Residential LLC, Grant Thornton Taiyo ASG, independent registered accounting firm, whose reports appear in our Annual Report on Form 10-K for the year ended December 31, 2010, and are incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

The consolidated balance sheet of KW Residential LLC and subsidiaries, as of December 31, 2010, and the related consolidated statements of operations and comprehensive income, members’ equity and cash flows for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG AZSA LLC, independent registered public accounting firm, whose report appears in our Annual Report on Form 10-K for the period ended December 31, 2010, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of KW Residential LLC and subsidiaries, as of December 31, 2009, and the related consolidated statements of operations and comprehensive income, members’ equity and cash flows for each of the two years in the period ended December 31, 2009, have been incorporated by reference herein in reliance upon the report of Grant Thornton Taiyo ASG, independent registered public accounting firm, whose report appears in our Annual Report on Form 10-K for the period ended December 31, 2010, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined statements of financial condition of KW Property Fund III, L.P. and KW Property Fund III (QP-A), L.P. including the combined schedules of investments as of December 31, 2010 and 2009, and the related combined statements of operations, partners’ capital, and cash flows for each of the years in the three-year period ended December 31, 2010, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, whose report appears in our Annual Report on Form 10-K for the year ended December 31, 2010, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined balance sheet of KW/WDC Portfolio Member LLC and subsidiaries and One Carlsbad as of December 31, 2010, and the related combined statements of operations, equity, and cash flows for the year ended December 31, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, whose report appears in our Annual Report on Form 10-K for the year ended December 31, 2010, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and registrar is Continental Stock Transfer & Trust Company. Its telephone number is (212) 509-4000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrant in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$6,827
Legal fees and expenses (other than Blue Sky)	20,000
Accounting fees and expenses	20,000
Printing expenses	5,000
Miscellaneous	10,000

Total	$61,827

Item 15.	Indemnification of Directors and Officers

Our second amended and restated certificate of incorporation provides as follows:

“SEVENTH: The following paragraphs shall apply with respect to liability and indemnification of the Corporation’s officers and directors and certain other persons:

A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph (A) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Our amended and restated by-laws provides as follows:

“Article VII Indemnification of Directors and Officers

7.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

7.2 The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3 To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

7.4 Any indemnification under sections 1 or 2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

(b) If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(c) By the stockholders.

7.5 Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.6 The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

7.7 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

7.8 For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation if its separate existence had continued.

7.9 For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

7.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.11 No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director’s or the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit.”

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

The following exhibits are included or incorporated herein by reference.

*	2.1	Agreement and Plan of Merger, by and among Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc., dated as of September 8, 2009.

*	2.2	Amendment No. 1 to the Agreement and Plan of Merger dated October 22, 2009 between Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc.

*	2.3	Amendment No. 2 to the Agreement and Plan of Merger dated October 26, 2009 between Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc.

*	3.1	Second Amended and Restated Certificate of Incorporation.

**	3.2	Amended and Restated Bylaws.

***	4.1	Specimen Common Stock Certificate.

****	4.2	Securities Purchase Agreement, dated as of June 28, 2011, by and among Kennedy-Wilson Holdings, Inc., and the purchasers identified thereto.

	5.1	Opinion of Latham and Watkins LLP.

	23.1	Consent of KPMG LLP.

	23.2	Consent of KPMG LLP.

	23.3	Consent of KPMG LLP.

	23.4	Consent of KPMG AZSA LLC.

	23.5	Consent of Grant Thornton Taiyo ASG.

	24.1	Power of Attorney (included as part of the signatures pages hereto).

*	Incorporated by reference to the registrant’s Registration Statement on Form S-4/A (File No. 333-162116) filed with the Securities and Exchange Commission on October 28, 2009.
**	Incorporated by reference to the registrant’s Registration Statement on Form S-1/A (File No. 333-145110) filed with the Securities and Exchange Commission on October 26, 2007.
***	Incorporated by reference to the registrant’s Registration Statement on Form 8-A/A (File No. 001-33824) filed with the Securities and Exchange Commission on November 16, 2009.
****	Incorporated by reference to the registrant’s current report on Form 8-K (File No. 001-33824) filed with the Securities and Exchange Commission on June 29, 2011.

Item 17.	Undertakings

(A) The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5)	That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of July, 2011.

Kennedy-Wilson Holdings, Inc., a Delaware corporation

By:	/S/ WILLIAM J. MCMORROW
William J. McMorrow
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William J. McMorrow and Freeman Lyle, and each of them, his or her attorneys-in-fact and agents, with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-3, and to file such amendments or supplements, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue hereof. Each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ WILLIAM J. MCMORROW William J. McMorrow	Chief Executive Officer (principal executive officer) and Chairman	July 14, 2011

/S/ FREEMAN LYLE Freeman Lyle	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	July 14, 2011

/S/ KENT MOUTON Kent Mouton	Director	July 14, 2011

/S/ JERRY R. SOLOMON Jerry R. Solomon	Director	July 14, 2011

/S/ NORM CREIGHTON Norm Creighton	Director	July 14, 2011

/S/ STANLEY ZAX Stanley Zax	Director	July 14, 2011

/S/ DAVID A. MINELLA David A. Minella	Director	July 14, 2011

/S/ CATHY HENDRICKSON Cathy Hendrickson	Director	July 14, 2011

EXHIBIT INDEX

*	2.1	Agreement and Plan of Merger, by and among Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc., dated as of September 8, 2009.

*	2.2	Amendment No. 1 to the Agreement and Plan of Merger dated October 22, 2009 between Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc.

*	2.3	Amendment No. 2 to the Agreement and Plan of Merger dated October 26, 2009 between Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc.

*	3.1	Second Amended and Restated Certificate of Incorporation.

**	3.2	Amended and Restated Bylaws.

***	4.1	Specimen Common Stock Certificate.

****	4.2	Securities Purchase Agreement, dated as of June 28, 2011, by and among Kennedy-Wilson Holdings, Inc., and the purchasers identified thereto.

	5.1	Opinion of Latham and Watkins LLP.

	23.1	Consent of KPMG LLP.

	23.2	Consent of KPMG LLP.

	23.3	Consent of KPMG LLP.

	23.4	Consent of KPMG AZSA LLC.

	23.5	Consent of Grant Thornton Taiyo ASG.

	24.1	Power of Attorney (included as part of the signatures pages hereto).

*	Incorporated by reference to the registrant’s Registration Statement on Form S-4/A (File No. 333-162116) filed with the Securities and Exchange Commission on October 28, 2009.
**	Incorporated by reference to the registrant’s Registration Statement on Form S-1/A (File No. 333-145110) filed with the Securities and Exchange Commission on October 26, 2007.
***	Incorporated by reference to the registrant’s Registration Statement on Form 8-A/A (File No. 001-33824) filed with the Securities and Exchange Commission on November 16, 2009.
****	Incorporated by reference to the registrant’s current report on Form 8-K (File No. 001-33824) filed with the Securities and Exchange Commission on June 29, 2011.